UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2023

L Catterton Asia Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40196	98-1577355
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

8 Marina View, Asia Square Tower 1
#41-03, Singapore	018960
(Address of principal executive offices)	(Zip Code)

+65 6672 7600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange on
Title of each class	Symbol(s)	which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	LCAAU	The Nasdaq Stock Market LLC

Class A Ordinary Shares included as part of the units	LCAA	The Nasdaq Stock Market LLC

Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	LCAAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

The Merger Agreement

On January 31, 2023, L Catterton Asia Acquisition Corp, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“SPAC” or “LCAA”), Lotus Technology Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Company” or “Lotus Tech”), Lotus Temp Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Lotus Tech (“Merger Sub 1”), and Lotus EV Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Lotus Tech (“Merger Sub 2”) entered into the Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, (i) Merger Sub 1 will merge with and into LCAA (the “First Merger”), with LCAA surviving the First Merger as a wholly owned subsidiary of Lotus Tech (the surviving entity of the First Merger, “Surviving Entity 1”), and (ii) immediately following the consummation of the First Merger, Surviving Entity 1 will merge with and into Merger Sub 2 (the “Second Merger”, and together with the First Merger, collectively, the “Mergers”), with Merger Sub 2 surviving the Second Merger as a wholly owned subsidiary of Lotus Tech ( (the transactions contemplated by the Merger Agreement, including the Mergers, collectively, the “Business Combination”). Capitalized terms in this summary of the Merger Agreement not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

The Business Combination

Pursuant to the Merger Agreement, immediately prior to the effective time of the First Merger (the “First Effective Time”), (i) each of the preferred shares of Lotus Tech that is issued and outstanding immediately prior to such time shall be re-designated and re-classified into one ordinary share par value $0.00001 per share, of Lotus Tech (each, a “Company Ordinary Share” and such conversion, the “Preferred Share Conversion”); (ii) the Sixth Amended and Restated Memorandum and Articles of Association of Lotus Tech (the “Amended Company Articles”) shall be adopted and become effective; (iii) immediately following the Preferred Share Conversion, certain authorized but unissued ordinary share of Lotus Tech shall each be re-designated into shares of a par value of US$0.00001 each of such class or classes (however designated) as the board of directors of Lotus Tech may determine in accordance with the Amended Company Articles (the “Re-designation”); and (iv) immediately following the Re-designation, (x) each issued Company Ordinary Share shall be recapitalized by way of a repurchase in exchange for issuance of such number of Company Ordinary Shares equal to the Recapitalization Factor (as defined below) (the “Recapitalization”); and (y) any options of the Company issued and outstanding shall be adjusted such that each such option shall be exercisable for that number of Company Ordinary Shares equal to the product of the number of ordinary shares of the Company subject to such option immediately prior to the Recapitalization multiplied by the Recapitalization Factor, each of (x) and (y) as described further in the Merger Agreement. Actions set forth in clauses (i) through (iv) above are collectively referred to as the “Capital Restructuring.” The “Recapitalization Factor” is a number determined by dividing the Price per Share by $10.00. “Price per Share” is defined in the Merger Agreement as the amount equal to $5,500,000,000 divided by such amount equal to (i) the aggregate number of shares of the Company (a) that are issued and outstanding immediately prior to the Recapitalization, (b) that are issuable upon the exercise, exchange or conversion of all options and other equity securities of the Company that are issued and outstanding immediately prior to the Recapitalization (whether or not then vested or exercisable, as applicable, and subject to certain exclusions) minus (ii) shares of the Company held by the Company or any of its subsidiaries (if applicable) as treasury shares.

Pursuant to the Merger Agreement, immediately prior to the First Effective Time, each Class B ordinary share, par value $0.0001 per share, of SPAC (each, a “SPAC Class B Ordinary Share”) shall be automatically converted into one Class A ordinary share, par value $0.0001 per share, of SPAC (each, a “SPAC Class A Ordinary Share”, together with SPAC Class B Ordinary Share, collectively, “SPAC Shares”) (such automatic conversion, the “SPAC Class B Conversion”) and shall no longer be issued and outstanding and shall be cancelled. In addition, at the First Effective Time: (i) each of SPAC’s units (“Units”) (each consisting of one SPAC Class A Ordinary Share and one-third of a SPAC Warrant (as defined below)) issued and outstanding immediately prior to the First Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one SPAC Class A Ordinary Share and one-third of a SPAC Warrant in accordance with the terms of the applicable Unit (the “Unit Separation”); provided that no fractional SPAC Warrant shall be issued in connection with the Unit Separation such that if a holder of such Units would be entitled to receive a fractional SPAC Warrant upon the Unit Separation, the number of SPAC Warrants to be issued to such holder upon the Unit Separation will be rounded down to the nearest whole number of SPAC Warrants; (ii) immediately following the Unit Separation, each SPAC Class A Ordinary Share (including SPAC Class A Ordinary Shares (a) issued in connection with the SPAC Class B Conversion and (b) held as a result of the Unit Separation) and each SPAC Class B Ordinary Share (excluding treasury shares held by SPAC or any of its subsidiaries (if applicable), SPAC Shares that are held by SPAC shareholders that validly exercise their redemption rights, SPAC Shares that are held by SPAC shareholders that exercise and perfect their relevant dissenters’ rights) issued and outstanding immediately prior to the First Effective Time shall be cancelled and cease to exist and each holder thereof shall be entitled to receive one newly issued Company Ordinary Share; and (iii) each warrant issued by SPAC to acquire SPAC Class A Ordinary Shares (each, a “SPAC Warrant”) (including the SPAC Warrants held a result of the Unit Separation) outstanding immediately prior to the First Effective Time shall cease to be a warrant with respect to SPAC Shares and be assumed by the Company and converted into a warrant to purchase one Company Ordinary Share, subject to substantially the same terms and conditions prior to the First Effective Time.

Pursuant to the Merger Agreement, (i) at the First Effective Time, each ordinary share, par value US$0.00001 per share, of Merger Sub 1 that is issued and outstanding immediately prior to the First Effective Time shall remain issued and outstanding and continue existing and constitute the only issued and outstanding share capital of Surviving Entity 1 and shall not be affected by the First Merger; (ii) at the Second Effective Time, (a) each ordinary share of Surviving Entity 1 that is issued and outstanding immediately prior to the Second Effective Time will be automatically cancelled and cease to exist without any payment therefor; and (b) each ordinary share, par value US$0.00001 per share, of Merger Sub 2 that is issued and outstanding immediately prior to the Second Effective Time shall remain issued and outstanding and continue existing and constitute the only issued and outstanding share capital of Surviving Entity 2 and shall not be affected by the Second Merger.

Lotus Tech Agreements

Concurrently with the parties’ entry into of the Merger Agreement, (i) a wholly-owned subsidiary of Lotus Tech has entered into a distribution agreement (the “Distribution Agreement”) with Lotus Cars Limited, the entity carrying out Lotus’s sportscar manufacturing operations and a indirect wholly-owned subsidiary of Lotus Advance Technologies Sdn Bhd, pursuant to which such wholly-owned subsidiary of Lotus Tech is appointed the global distributor for Lotus Cars Limited for vehicles, parts and certain tools, and, in connection with its role as global distributor, will provide after sale services for the vehicles, parts and tools distributed, and (ii) Lotus Tech has entered into a put option agreement (each, a “Put Option Agreement”) with Geely International (Hong Kong) Limited (“Geely”) and Etika Automotive Sdn Bhd (“Etika”), pursuant to which each of Geely and Etika will be granted a put option (which can be exercised independently and is not conditioned upon the exercise of such put option by the other option holder) to require Lotus Tech to purchase at a pre-agreed price, at a future date and upon satisfaction of certain pre-agreed conditions, the equity interests held by Geely and Etika in Lotus Advance Technologies Sdn Bhd.

Representations and Warranties

The Merger Agreement contains representations and warranties of Lotus Tech, its subsidiaries, including Merger Sub 1 and Merger Sub 2, and LCAA, relating to, among other things, their ability to enter into the Merger Agreement and their outstanding capitalization. In the Merger Agreement, Lotus Tech also made certain other customary representations and warranties to LCAA, including among others, representations and warranties related to the following: compliance with laws; tax matters; financial statements; absence of changes; actions; liabilities; material contracts and commitments; title, properties; intellectual property rights; labor and employee matters; environmental matters; insurance; related party transactions; and product liabilities.

The representations and warranties are, in certain cases, subject to specified exceptions and materiality, material adverse effects, knowledge and other qualifications contained in the Merger Agreement and may be further modified and limited by confidential disclosure letters delivered by each of Lotus Tech and LCAA to the other concurrently with their entry into the Merger Agreement.

The representations and warranties made in the Merger Agreement will not survive the consummation of the Mergers.

Covenants

The Merger Agreement includes customary covenants of the parties with respect to operation of their respective businesses prior to consummation of the Business Combination and efforts to satisfy conditions to the consummation of the Business Combination. The Merger Agreement also contains additional covenants of the parties, including, among others, (i) a covenant providing for LCAA and Lotus Tech to cooperate in the preparation of the Registration/Proxy Statement (as defined below) required to be prepared and filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Mergers; (ii) covenants requiring LCAA to establish a record date for, duly call and give notice of, convene and hold an extraordinary general meeting of LCAA shareholders as promptly as practicable following the date that the Registration/Proxy Statement is declared effective by the SEC under the Securities Act of 1933, as amended (the “Securities Act”); (iii) covenants requiring Lotus Tech to establish a record date for, duly call and give notice of, convene and hold an extraordinary general meeting of Lotus Tech shareholders as promptly as practicable following the date that the Registration/Proxy Statement is declared effective by the SEC under the Securities Act; (iv) covenants requiring Lotus Tech to use commercially reasonable efforts to obtain pre-closing financing with terms reasonably acceptable to LCAA and Lotus Tech (the “Pre-Closing Financing”); (v) covenants requiring Lotus Tech and LCAA to use commercially reasonable efforts to cooperate for obtaining private investments in public equity in the form of Company Ordinary Shares pursuant to a subscription or similar agreement executed by certain investors and Lotus Tech after the date hereof (the “PIPE Financing”); (vi) covenants requiring Lotus Tech to deliver to SPAC copies of Lock-Up Agreements (as defined below) duly executed by shareholders of Lotus Tech that are not parties to the Shareholder Support Agreement (as defined below), and (vii) covenants prohibiting LCAA and Lotus Tech from, among other things, soliciting or negotiating with third parties regarding alternative transactions and agreeing to certain related restrictions and ceasing discussions regarding alternative transactions.

LCAA is also subject to certain covenants with respect to its efforts to effect an amendment to its organizational documents to extend the deadline to consummate its initial business combination from March 15, 2023 to June 15, 2023, and then on a month-by-month basis, up to nine times, at the discretion of the board of LCAA at the request of the Sponsor.

Conditions to the Consummation of the Transaction

Consummation (the “Closing”) of the Mergers and other transactions contemplated by the Merger Agreement or the other Transaction Documents (as defined in the Merger Agreement) (the “Transactions”) is subject to customary closing conditions, including approval of the Business Combination by the shareholders of LCAA and Lotus Tech, respectively. The Merger Agreement also contains other conditions, including, among others: (i) the Registration/Proxy Statement shall have become effective under the Securities Act and remains in effect; (ii) Lotus Tech’s listing application with the applicable stock exchange being approved; (iii) LCAA having at least US$5,000,001 of net tangible assets remaining after taking into account redemptions by LCAA shareholders, (iv) the absence of legal prohibition on consummating the Transactions; (v) the completion of the Capital Restructuring; (vi) the accuracy of representations and warranties of LCAA and Lotus Tech (subject to certain materiality standards set forth in the Merger Agreement, from no materiality qualifier to a material adverse effect qualifier); (vii) the bringdown to Closing of a representation that no material adverse effect has occurred for Lotus Tech; (viii) material compliance with pre-closing covenants by LCAA and Lotus Tech; (ix) the Distribution Agreement and each of the Put Option Agreements shall continue to be in full force and effect, and (x) subject to certain conditions, (a) all amounts in the trust account established for the purpose of holding the net proceeds of LCAA’s initial public offering as of immediately prior to the Closing, plus (b) cash proceeds that will be funded prior to, concurrently with, or immediately after, the Closing to Lotus Tech in connection with the PIPE Financing, plus (c) cash proceeds that will be funded to Lotus Tech in connection with the Pre-Closing Financing, minus (d) the aggregate amount payable to LCAA shareholders that have validly exercised (and not validly revoked, withdrawn or lost) their redemption rights, in the aggregate equaling no less than $100,000,000 (such condition, the “Minimum Cash Condition”).

Termination

The Merger Agreement may be terminated under customary and limited circumstances prior to the Closing, including, but not limited to: (i) by mutual written consent of LCAA and Lotus Tech; (ii) by either LCAA or Lotus Tech if there is a final and nonappealable order issued by any governmental authority prohibiting the Business Combination; (iii) by Lotus Tech if the board of directors of LCAA (“LCAA Board”) or any committee thereof shall have failed to include a statement to the effect that LCAA Board has unanimously recommended that LCAA’s shareholders vote in favor of the Transaction Proposals (as defined in the Merger Agreement) at the duly convened meeting of LCAA shareholders (such statement, the “LCAA Board Recommendation”) in the Registration/Proxy Statement distributed to LCAA’s shareholders or shall have withheld, withdrawn, qualified, amended or modified, or publicly proposed or resolved to withhold, withdraw, qualify, amend or modify, the LCAA Board Recommendation; (iv) by Lotus Tech if LCAA shall have failed to obtain the approval of LCAA shareholders in an extraordinary general meeting in connection with the amendment to LCAA’s organizational documents to extend the deadline for LCAA to consummate an initial business combination; (v) by Lotus Tech or LCAA if the Business Combination and other related proposals are not approved by LCAA’s shareholders at the duly convened meeting of LCAA shareholders; (vi) by LCAA if there is any breach of any representation, warranty, covenant or agreement on the part of Lotus Tech set forth in the Merger Agreement, such that the conditions to LCAA’s obligations to effect the Mergers and other Transactions would not be satisfied at the Closing, and such breach cannot be or has not been cured within 30 days following receipt by Lotus Tech of notice from LCAA of such breach; provided that LCAA shall not have the right to terminate the Merger Agreement pursuant to this paragraph if it is then in material breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement; (vii) by LCAA if the Business Combination and other related proposals are not approved by Lotus Tech’s shareholders at the duly convened meeting of the shareholders of Lotus Tech; (viii) by Lotus Tech if there is any breach of any representation, warranty, covenant or agreement on the part of LCAA set forth in the Merger Agreement, such that the conditions to Lotus Tech’s obligation to effect the Mergers and other Transactions would not be satisfied at the Closing, and such breach cannot be or has not been cured within 30 days following receipt by LCAA of notice from Lotus Tech of such breach; provided that Lotus Tech shall not have the right to terminate the Merger Agreement pursuant to this paragraph if it is then in material breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement; and (ix) by either LCAA or Lotus Tech if the Business Combination is not consummated on or prior to March 15, 2024.

The Merger Agreement does not provide for any termination fees, except that (i) Lotus Tech is required to pay to LCAA the expenses LCAA incurred in connection with extending its deadline to consummate an initial business combination (the “Extension Expenses”) if the Merger Agreement is terminated due to breach of any representations, warranties, covenants or agreements on the part of Lotus Tech, failure of Lotus Tech to obtain the approval of its shareholders, or if the Merger Agreement is terminated solely due to Lotus Tech’s unwillingness to unconditionally waive the non-satisfaction of the Minimum Cash Condition, (ii) LCAA will be solely responsible for the Extension Expenses if the Merger Agreement is terminated due to breach of any representations, warranties, covenants or agreements on the part of LCAA, or due to a change of recommendation by the LCAA Board, and (iii) under any other circumstance in which the Merger Agreement is terminated, Lotus Tech and LCAA will each be responsible for 50% of the Extension Expenses.

The foregoing description of the Merger Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in LCAA’s public disclosures.

Other Agreements

Sponsor Support Agreement

Concurrently with the execution of the Merger Agreement, LCAA, LCA Acquisition Sponsor, LP (“Sponsor”), certain shareholders of LCAA (together with Sponsor, collectively, the “Founder Shareholders”) and Louts Tech entered into a sponsor support agreement (the “Sponsor Support Agreement”), pursuant to which each Founder Shareholder has agreed, among other things and subject to the terms and conditions set forth therein: (i) to vote in favor of the Transactions and the other transaction proposals; (ii) to waive anti-dilution rights it held in respect of SPAC Class B Shares under the Amended and Restated Memorandum and Articles of Association of LCAA, (iii) to appear at the extraordinary general meeting for purposes of constituting a quorum, (iv)  to vote against any proposals that would materially impede the Transactions; (v) to appoint Lotus Tech as the Founder Shareholders’ proxy and attorney-in-fact with respect to approval of the Transactions; (vi) not to redeem any SPAC Shares held by such Founder Shareholder, (vii) not to amend that certain letter agreement between LCAA, Sponsor and certain other parties thereto, dated as of March 10, 2021, (viii) during the interim period and for a period following the Closing, not to transfer any SPAC Shares or SPAC Warrants (including any SPAC Shares or SPAC Warrants or any securities convertible into or exercisable or exchangeable for any SPAC Shares or SPAC Warrants) acquired by such Founder Shareholder, subject to certain exceptions, including the early-release of SPAC Warrants from post-Closing lock-up as discussed below; and (ix) to unconditionally and irrevocably waive the dissenters’ rights pursuant to the applicable laws in connection with the Transactions and the Merger Agreement.

Sponsor also agreed to use commercially reasonable efforts to (i) cause certain affiliates of Sponsor as may be approved by the Company from time to time to participate in the PIPE Financing, and (ii) facilitate discussions between the Company, on the one hand, and entities holding brands that may be approved by the Company from time to time (each, a “Cooperating Entity”) (including, without limitation, in connection with product development, marketing, customer engagement, retail space, and technology infrastructure development). In connection with the foregoing clause (i), for every one dollar committed by such affiliates of Sponsor as may be approved by the Company from time to time in the PIPE Financing, one Company Warrant held by Sponsor immediately after the First Effective Time will not be subject to the lock-up restrictions under the Sponsor Support Agreement following the Closing.

Some of the SPAC Class B Ordinary Shares held by Sponsor as of the date of the Sponsor Support Agreement (the “Sponsor Shares”) will be subject to forfeiture and earn-out restrictions pursuant to the Sponsor Support Agreement. 20% of the Sponsor Shares will be forfeited unless certain affiliates of Sponsor as may be approved by the Company from time to time participate in the PIPE Financing, and another 10% of the Sponsor Shares will remain unvested at the Closing and become vested upon the commencement or official announcement of any business collaborations facilitated by Sponsor or Sponsor’s affiliates between the Company or its applicable affiliates, on the one hand, and any Cooperating Entity, on the other hand.

In addition, at the request of the Company, Sponsor will on the Closing Date transfer, directly or indirectly, to one or more shareholders of SPAC up to 5% of the Sponsor Shares as consideration to induce such shareholder(s) of SPAC to waive its redemption rights (including by having such SPAC shareholder enter into, execute and deliver a non-redemption agreement) in connection with SPAC shareholders’ approval of the Business Combination (or approval of the Business Combination and the proposal to extend the deadline by which SPAC must consummate its initial business combination, as mutually agreed between the Company and SPAC).

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Support Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and the terms of which are incorporated by reference herein.

Shareholder Support Agreement

Concurrently with the execution of the Merger Agreement, LCAA, Lotus Tech and certain of the shareholders of Lotus Tech entered into a shareholder support agreement (the “Shareholder Support Agreement”), pursuant to which certain shareholders holding sufficient number, type and classes of the issued and outstanding shares of Lotus Tech to approve the Transactions have each agreed, among other things and subject to the terms and conditions set forth therein: (i) to vote in favor of of the Transactions; (ii) to appear at the shareholders’ meeting of Lotus Tech in person or by proxy for purposes of counting towards a quorum; (iii) to vote against any proposals that would or would be reasonably likely to in any material respect impede the Transactions; (iv) to appoint Lotus Tech as such shareholder’s proxy and attorney-in-fact with respect to approval of the Transactions; and (v) during the interim period and for a period following the Closing, not to transfer any Lotus Tech shares held by such shareholder, subject to certain exceptions;.

The foregoing description of the Shareholder Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Shareholder Support Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.2 and the terms of which are incorporated by reference herein.

Form of Registration Rights Agreement

The Merger Agreement contemplates that, at the Closing, Lotus Tech, LCAA, the Founder Shareholders and potentially certain shareholders of Lotus Tech will enter into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which, among other things, Lotus Tech will agree to undertake certain resale shelf registration obligations in accordance with the Securities Act and the Founder Shareholders and potentially certain shareholders of Lotus Tech will be granted customary demand and piggyback registration rights.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Registration Rights Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.3 and the terms of which are incorporated by reference herein.

Form of Assignment, Assumption and Amendment Agreement

At the Closing, LCAA, Lotus Tech and Continental Stock Transfer & Trust Company (“Continental”) will enter into an assignment, assumption and amendment agreement (the “Assignment, Assumption and Amendment Agreement”) pursuant to which, among other things, LCAA will assign all of its rights, interests and obligations in its existing warrant agreement with Continental (the “Warrant Agreement”) to Lotus Tech, and the Warrant Agreement will be amended to change all references to LCAA to Lotus Tech and so that each warrant will represent the right to receive one whole Company Ordinary Share.

The foregoing description of the Assignment, Assumption and Amendment Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Assignment, Assumption and Amendment Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.4 and the terms of which are incorporated by reference herein.

Form of Lock-Up Agreement

Prior to the Closing, Lotus Tech will deliver or cause to be delivered (or, with respect to certain shareholders of Lotus Tech that are not parties to the Shareholder Support Agreement, use commercially reasonable efforts to deliver or cause to be delivered) lock-up agreements (each, a “Lock-Up Agreement”) executed by shareholders of Lotus Tech that are not parties to the Shareholder Support Agreement, pursuant to which, among other things, each such Lotus Tech shareholder agrees not to transfer, for the period specified in the Lock-Up Agreements, certain Company Ordinary Shares such Lotus Tech shareholder (as applicable) will hold following the Closing, on the terms and subject to the conditions set forth in the Lock-Up Agreement.

The foregoing description of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Lock-Up Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.5 and the terms of which are incorporated by reference herein.

Letter Agreement

Concurrently with the execution of the Merger Agreement, LCAA and Credit Suisse Securities (USA) LLC, in its capacity as the representative of the underwriters in LCAA’s initial public offering (the “Underwriter”), entered into a letter agreement (the “Letter Agreement”), pursuant to which, the deferred underwriting fee payable to the Underwriter under the Underwriting Agreement, dated March 10, 2021, between LCAA and the Underwriter, is amended.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Letter Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.6 and the terms of which are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On January 31, 2023 LCAA issued a press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Furnished as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference is an investor presentation that LCAA and Lotus Tech have prepared for use in connection with the announcement of the parties’ entry into the Merger Agreement.

The foregoing (including Exhibits 99.1 and 99.2) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing of LCAA under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report will not be deemed an admission as to the materiality of any of the information in this Item 7.01, including Exhibits 99.1 and 99.2.

Forward-Looking Statements

This current report (the “Current Report”) contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, that are based on beliefs and assumptions and on information currently available to Lotus Tech and LCAA. All statements other than statements of historical fact contained in this Current Report are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential”, “forecast”, “plan”, “seek”, “future”, “propose” or “continue”, or the negatives of these terms or variations of them or similar terminology although not all forward-looking statements contain such terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by LCAA and its management, and Lotus Tech and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of definitive agreements with respect to the proposed Business Combination between LCAA, Lotus Tech and the other parties thereto; (2) the outcome of any legal proceedings that may be instituted against LCAA, the combined company or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (3) the amount of redemption requests made by LCAA public shareholders and the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of LCAA, to obtain financing to complete the Business Combination or to satisfy other conditions to the Closing; (4) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (5) the ability to meet stock exchange listing standards following the consummation of the Business Combination; (6) the risk that the Business Combination disrupts current plans and operations of the Company as a result of the announcement and consummation of the Business Combination; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the Business Combination; (9) risks associated with changes in applicable laws or regulations and the Company’s international operations; (10) the possibility that the Company or the combined company may be adversely affected by other economic, business, and/or competitive factors; (11) the Company’s estimates of expenses and profitability; (12) the Company’s ability to maintain agreements or partnerships with its strategic partner Geely and to develop new agreements or partnerships; (13) the Company’s ability to maintain relationships with its existing suppliers and strategic partners, and source new suppliers for its critical components, and to complete building out its supply chain, while effectively managing the risks due to such relationships; (14) the Company’s reliance on its partnerships with vehicle charging networks to provide charging solutions for its vehicles and its strategic partners for servicing its vehicles and their integrated software; (15) the Company’s ability to establish its brand and capture additional market share, and the risks associated with negative press or reputational harm, including from lithium-ion battery cells catching fire or venting smoke; (16) delays in the design, manufacture, launch and financing of the Company’s vehicles and the Company’s reliance on a limited number of vehicle models to generate revenues; (17) the Company’s ability to continuously and rapidly innovate, develop and market new products; (18) risks related to future market adoption of the Company’s offerings; (19) increases in costs, disruption of supply or shortage of materials, in particular for lithium-ion cells or semiconductors; (20) the Company’s reliance on its partners to manufacture vehicles at a high volume, some of which have limited experience in producing electric vehicles, and on the allocation of sufficient production capacity to the Company by its partners in order for the Company to be able to increase its vehicle production capacities; (21) risks related to the Company’s distribution model; (22) the effects of competition and the high barriers to entry in the automotive industry, and the pace and depth of electric vehicle adoption generally on the Company’s future business; (23) changes in regulatory requirements, governmental incentives and fuel and energy prices; (24) the impact of the global COVID-19 pandemic on LCAA, the Company, the Company’s post business combination’s projected results of operations, financial performance or other financial metrics, or on any of the foregoing risks; and (25) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in LCAA’s final prospectus relating to its initial public offering (File No. 333-253334) declared effective by the SEC on March 10, 2021, and other documents filed, or to be filed, with the SEC by LCAA or Lotus Tech, including the Registration/Proxy Statement. There may be additional risks that neither LCAA nor Lotus Tech presently know or that LCAA or Lotus Tech currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Nothing in this Current Report should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved in any specified timeframe, or at all, or that any of the contemplated results of such forward-looking statements will be achieved in any specified timeframe, or at all. The forward-looking statements in this Current Report represent the views of LCAA and Lotus Tech as of the date they are made. While LCAA and Lotus Tech may update these forward-looking statements in the future, LCAA and Lotus Tech specifically disclaim any obligation to do so, except to the extent required by applicable law. You should not place undue reliance on forward-looking statements.

Additional Information

In connection with the proposed Business Combination, (i) Lotus Tech is expected to file with the SEC a registration statement on Form F-4 containing a preliminary proxy statement of LCAA and a preliminary prospectus (the “Registration/Proxy Statement”); and (ii) LCAA will file a definitive proxy statement relating to the proposed Business Combination (the “Definitive Proxy Statement”) and will mail the Definitive Proxy Statement and other relevant materials to its shareholders after the Registration/Proxy Statement is declared effective. The Registration/Proxy Statement will contain important information about the proposed Business Combination and the other matters to be voted upon at a meeting of LCAA shareholders to be held to approve the proposed Business Combination. This Current Report does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination.

Before making any voting or other investment decisions, securityholders of LCAA and other interested persons are advised to read, when available, the Registration/Proxy Statement and the amendments thereto and the Definitive Proxy Statement and other documents filed in connection with the proposed Business Combination, as these materials will contain important information about LCAA, Lotus Tech and the Business Combination. When available, the Definitive Proxy Statement and other relevant materials for the proposed Business Combination will be mailed to shareholders of LCAA as of a record date to be established for voting on the proposed Business Combination. Shareholders will also be able to obtain copies of the Registration/Proxy Statement, the Definitive Proxy Statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: LCAA, 8 Marina View, Asia Square Tower 1, #41-03, Singapore 018960, attention: Katie Matarazzo.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Participants in the Solicitation

LCAA and Lotus Tech, and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from LCAA’s shareholders with respect to the proposed Business Combination. A list of the names of those directors and executive officers and a description of their interests in LCAA is set forth in LCAA’s filings with the SEC (including LCAA’s final prospectus related to its initial public offering (File No. 333-253334) declared effective by the SEC on March 10, 2021), and are available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to LCAA, 8 Marina View, Asia Square Tower 1, #41-03, Singapore 018960, attention: Katie Matarazzo. Additional information regarding the interests of such participants and other persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders in connection with the proposed Business Combination will be contained in the Registration/Proxy Statement for the proposed Business Combination when available.

No Offer and Non-Solicitation

This Press Release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of LCAA or Lotus Tech, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

No.	Description
2.1*	Agreement and Plan of Merger, dated as of January 31, 2023, by and among by and among Lotus Technology, Inc., L Catterton Asia Acquisition Corp, Lotus Temp Limited and Lotus EV Limited.
10.1	Sponsor Support Agreement, dated as of January 31, 2023, by and among Lotus Technology, Inc., L Catterton Asia Acquisition Corp, LCA Acquisition Sponsor, LP and certain other shareholders of L Catterton Asia Acquisition Corp.
10.2*	Shareholder Support Agreement, dated as of January 31, 2023, by and among Lotus Technology, Inc., L Catterton Asia Acquisition Corp, and certain other shareholders of Lotus Technology, Inc.
10.3	Form of Registration Rights Agreement, by and among Lotus Technology, Inc., L Catterton Asia Acquisition Corp, LCA Acquisition Sponsor, LP and certain other shareholders of L Catterton Asia Acquisition Corp.
10.4	Form of Assignment, Assumption and Amendment Agreement, by and among Lotus Technology, Inc., L Catterton Asia Acquisition Corp and Continental Stock Transfer & Trust Company
10.5	Form of Lock-Up Agreement, by and among Lotus Technology, Inc. and certain shareholders of Lotus Technology Inc.
10.6	Letter Agreement, dated as of January 31, 2023, by and between L Catterton Asia Acquisition Corp and Credit Suisse Securities (USA) LLC.
99.1	Press Release issued by Lotus Technology Inc. and L Catterton Asia Acquisition Corp
99.2	Investor Presentation of Lotus Technology Inc.

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). LCAA hereby undertakes to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that LCAA may request confidential treatment for any such schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2023

L CATTERTON ASIA ACQUISITION CORP

By:	/s/ Chinta Bhagat
Name:	Chinta Bhagat
Title:	Co-Chief Executive Officer and Chairman